UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2009

SMITH INTERNATIONAL, INC.

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1310 Rankin Road, Houston, Texas 77073
(Address of principal executive offices) (Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events.

On November 17, 2009, Smith International, Inc. (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., as representative of the several underwriters named in Schedule 1 thereto (collectively, the “Underwriters”), providing for the offer and sale by the Company of 28,000,000 shares of its common stock, par value $1.00 per share, at a price to the public of $26.50 per share (the “Shares”). The closing of the sale of the Shares occurred on November 23, 2009.

In addition, pursuant to the Underwriting Agreement, the Company has granted to the Underwriters a 30-day option to purchase up to an additional 4,200,000 Shares.  Pursuant to the Underwriting Agreement, the Company agreed, and its directors and executive officers entered into agreements in substantially the form included in the Underwriting Agreement, to a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated herein by reference.  The terms of the Offering are described in the Company’s Prospectus dated September 23, 2008, constituting a part of the Company’s effective shelf registration statement on Form S-3, Registration No. 333-153631, as supplemented by a Prospectus Supplement dated November 17, 2009.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number       Description

1.1                           Underwriting Agreement, dated November 17, 2009, by and among Smith International, Inc. and J.P. Morgan Securities Inc., as representative of the several underwriters named in Schedule 1 thereto

5.1                           Opinion of Wachtell, Lipton, Rosen & Katz

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL
(Registrant)

Date: November 23, 2009	By: /s/ Richard E. Chandler, Jr.
Name: Richard E. Chandler, Jr.
Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number       Description

1.1                           Underwriting Agreement, dated November 17, 2009, by and among Smith International, Inc. and J.P. Morgan Securities Inc., as representative of the several underwriters named in Schedule 1 thereto

5.1                           Opinion of Wachtell, Lipton, Rosen & Katz